EXHIBIT 11


                            IPI, INC. AND SUBSIDIARY
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (In Thousands, Except Per Share Amounts)

                                                                             Three Months Ended
                                                                                February 28,
                                                                           ----------------------
                                                                             1998          1997
                                                                           ----------------------
Net Income                                                                 $    388      $    314
                                                                           ========      ========

Weighted average number of issued shares outstanding                          4,734         4,734
                                                                           ========      ========
                                                                              4,734         4,734
Shares used in computation of basic earnings per common stock

Dilutive effect of outstanding stock options and stock warrants after
    application of treasury stock method                                          8             0
                                                                           --------      --------

Common and common equivalent shares outstanding-diluted                       4,742         4,734
                                                                           ========      ========

Basic earnings per common share                                            $    .08      $    .07
                                                                           ========      ========

Diluted earnings per common share                                          $    .08      $    .07
                                                                           ========      ========